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                                                                    EXHIBIT 12.1

Statement Concerning Computation of Ratios of Earnings to Fixed Charges

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                                                                      Historical                                   Pro Forma
                                                -------------------------------------------------------         -----------------
                                                                Year Ended December 31,                            Year Ended
                                                 1993        1994        1995         1996       1997           December 31, 1997
                                                -------------------------------------------------------         -----------------
Earnings:
     Income from continuing operations
          before provision for income taxes     $ 3,221     $ 4,032     $ 3,058     $ 8,409     $18,984             $15,937
     Interest expense                             1,426       1,642       3,609       4,759       4,664               7,351
     Interest component of rent expense              20          44          87         119         227                 227
     Amortization of previously capitalized
          interest                                                                      497         520                 520
                                                -------     -------     -------     -------     -------             -------
Earnings                                        $ 4,667     $ 5,718     $ 6,754     $13,784     $24,395             $24,035
                                                =======     =======     =======     =======     =======             =======

Fixed Charges:
     Interest expense                           $ 1,426     $ 1,642     $ 3,609     $ 4,759     $ 4,664             $ 7,351
     Interest capitalized                                                   516         711         823                 823
     Interest component of rent expense              20          44          87         119         227                 227
                                                -------     -------     -------     -------     -------             -------
Fixed charges                                   $ 1,446     $ 1,686     $ 4,212     $ 5,589     $ 5,714             $ 8,401
                                                =======     =======     =======     =======     =======             =======

Ratio of earnings to fixed charges                  3.2         3.4         1.6         2.5         4.3                 2.9
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